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                                 Exhibit 10(xi)
                                 ______________


                               First Amendment to
                               __________________

          Employment and Key Executive Employment Protection Agreement
          ____________________________________________________________

     This First Amendment ("First Amendment") dated as of May 1, 1996, to an Employment and Key Executive Employment Protection Agreement ("Agreement") dated November 14, 1995 between USLIFE Corporation, a New York corporation ("Employer") and James M. Schlomann ("Executive").

     The Terms of this First Amendment are:

     1. The first sentence of Paragraph 1 of the Agreement is hereby deleted in its entirety and the following sentence is inserted in its place:

     "Except as otherwise expressly provided herein, the Company agrees to employ the Executive and the Executive agrees to perform services as an employee of the Company or one of its subsidiaries for an initial period commencing on May 1, 1996 (the "Commencement Date") and ending on the day immediately preceding the third anniversary of the Commencement Date."

     2. The first sentence of clause (a) of Paragraph 3 is hereby deleted in its entirety and the following sentence is inserted in its place:

     "The Company will pay Executive for his services hereunder at the rate $295,000 per annum, in equal monthly installments, plus any lump sum bonus payments, plus such periodic salary increases and such additional compensation (if any) as may from time to time be voted by the Company's Board of Directors and/or the Executive Compensation Committee or its successor, in the sole and absolute discretion of said Board and/or Committee."

     3. Except as specifically amended by this First Amendment, all other provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this First Amendment to the Agreement on the date first set forth above.

                                        USLIFE CORPORATION


                                        By: /s/ Gordon E. Crosby, Jr.
                                            _________________________
                                            Gordon E. Crosby, Jr.
                                            Chairman of the Board


                                            /s/ James M. Schlomann
                                            ______________________
                                            James M. Schlomann